Exhibit 10.27

EXTENSION OF LEASE AGREEMENT

This Agreement made this 30th day of March 2004 between S.I.K. ASSOCIATES c/o Kaufman Management Company, LLC located at 450 Seventh Avenue, New York, NY 10123 hereinafter called “OWNER,” party of the first part and E & M ADVERTISING, INC. currently located at 462 Seventh Avenue, New York, NY 10018 hereinafter called “TENANT,” party of the second part;

WITNESSETH:

WHEREAS: Owner and Tenant entered into an Original Indenture of Lease Agreement dated January 29th, 1999, whereby, the Owner leased to Tenant and Tenant hired from the Owner space consisting of the entire eighth (8th) floor of the building known as 462 Seventh Avenue, New York, NY 10018 as presently occupied by Tenant herein, for a term commencing March 15th, 1999 and expiring June 15th, 2006;

WHEREAS: Both Owner and Tenant are desirous of further extending the Original Indenture of Lease Agreement for a period of five (5) years and one-half (1/2) month commencing June 16th, 2006 and expiring June 30th, 2011 and the same is hereby extended under the following terms and conditions:

1.	RENTAL SCHEDULE. Tenant shall pay base annual rental to Owner a follows:

PERIOD	ANNUAL RENTAL	MONTHLY RENTAL
6/16/06 - 6/30/07	$224,000.00	$18,666.67
7/1/07 - 6/30/08	$228,480.00	$19,040.00
711108 - 6/30/09	$233,049.00	$19,420.75
7/1/09 - 6130110	$237,710.00	$19,809.17
7/1/10 -- 6/30111	$242,464.00	$20,205.33

2.	REAL ESTATE TAX. Tenant shall pay as additional rental a 4% increase in Real Estate Tax escalation over base year 2006/2007;

3.	OWNER’S WORK.

Owner at own cost and expense shall do the following work in a building standard manner:

-	Repaint entire premises;
-	Recarpet where desired by Tenant;

All Other Terms and Conditions of Original Indenture of Lease Agreement Remain The Same

The sum of $29,750.00 heretofore deposited by the Tenant with the Owner as security under the said Lease is to be retained by the Owner for the extended term herein provided, upon the same terms and conditions as in the said Lease expressed;

It is further understood and agreed that if the existing Lease under the Tenant holds said premises shall for any cause be cancelled or terminated before its date of expiration, then this extension shall likewise, at the option of the Owner be void and of no effect;

IN WITNESS WHEREOF: the parties hereto have hereunto set their hands the day and year first above written.

OWNER: S.I.K. ASSOCIATES

BY:	/s/ S.I.K. Associates	L.S.
Name:
Title:

TENANT: E & M ADVERTISING, INC.

BY:	/s/Roger Kohl		L.S.
	Name:	Roger Kohl
	Title:	COO/CFO